The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY13					FY14			Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Cleaning (1)	4%	13%	1%	-4%	3%	0%	3%	1%	Q2 volume increase driven by higher shipments of Clorox® disinfecting wipes and by higher shipments in the Professional Products business.
Household	-7%	1%	-4%	-1%	-3%	2%	-1%	1%	Q2 volume decrease driven by lower shipments in the Charcoal business, partially offset by higher shipments of Glad® OdorShield® products.
Lifestyle	-1%	7%	1%	0%	2%	4%	-1%	2%	Q2 volume decrease driven by lower shipments of Brita® products, partially offset by higher shipments of Hidden Valley® products.
International	-2%	-3%	1%	-6%	-2%	0%	2%	1%	Q2 volume increase driven by higher shipments in Argentina, Canada and in the Middle East, partially offset by lower shipments in Venezuela.
Total Company	-1%	5%	0%	-3%	0%	1%	1%	1%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

The Clorox Company

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY13					FY14			Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Cleaning (1)	8%	15%	2%	-1%	5%	1%	2%	2%	Q2 variance between volume and sales driven by unfavorable mix, partially offset by the benefit of price increases.
Household	-3%	7%	-1%	2%	1%	5%	-1%	2%	Q2 variance flat between volume and sales.
Lifestyle	1%	8%	2%	2%	3%	5%	0%	2%	Q2 variance between volume and sales driven by the benefit of price increases and lower trade promotion spending.
International	3%	3%	2%	-1%	2%	-3%	1%	-1%	Q2 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	3%	9%	1%	0%	3%	2%	0%	1%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY12	FY13					FY14
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2
Cost Savings	+160	+170	+190	+150	+150	+160	+180	+150
Price Changes	+220	+160	+120	+110	+120	+120	+80	+70
Market Movement (commodities)(1)	-220	-10	-10	-20	-20	-20	-110	-140
Manufacturing & Logistics (1)	-180	-70	-200	-250	-140	-170	-140	-120
All other	-120	-140	-	-10	+20	-10	-10	-20
Change vs prior year	-140	+110	+100	-20	+130	+80	-	-60
Gross Margin (%)	42.1%	42.9%	42.5%	42.1%	44.0%	42.9%	42.9%	41.9%

(1)	Market Movement (commodities) beginning in Q1 FY13 includes the change in the cost of diesel fuel. In FY12, the change in the cost of diesel fuel is included in Manufacturing & Logistics.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of December 31, 2013

Working Capital Update

	Q2
	FY 2014	FY 2013	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2014	FY 2013	Change
Receivables, net	$499	$511	-$12	34	34	--
Inventories, net	$466	$444	+$22	53	51	+2
Accounts payable (1)	$359	$365	-$6	41	43	-2
Accrued liabilities	$480	$493	-$13
Total WC (2)	$320	$239	+$81
Total WC % net sales (3)	6.0%	4.5%
Average WC (2)	$267	$222	+$45
Average WC % net sales (4)	5.0%	4.2%

Inventories: Inventories higher, due to higher Clorox® Disinfecting Wipes inventory driven by low prior year inventory levels due to record shipments, as well as preparation for a systems conversion and business growth for Burt’s Bees.

Working Capital: Working capital higher, largely due to higher income tax payments, which exceeded income tax accruals in the current quarter.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended December 31, 2013

Capital expenditures for the second quarter were $36 million versus $48 million in the year-ago quarter.

Depreciation and amortization for the second quarter was $45 million versus $46 million in the year-ago quarter.

Net cash provided by continuing operations in the second quarter was $33 million, or 2 percent of sales.

The Clorox Company

Supplemental Information – Fiscal Year to Date Free Cash Flow Reconciliation

	Q2	Q2
	Fiscal	Fiscal
	YTD	YTD
	2014	2013
Net cash provided by continuing operations – GAAP	$212	$325
Less: Capital expenditures	63	102
Free cash flow – non-GAAP (1)	$149	$223
Free cash flow as a percent of sales – non-GAAP (1)	5.5%	8.4%

Net sales	$2,694	$2,663

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2013					FY 2014

	Q1 9/30/12	Q2 12/31/12	Q3 3/31/13	Q4 6/30/13	FY 6/30/13	Q1 9/30/13	Q2 12/31/13
Earnings from continuing operations	$194	$188	$202	$269	$853	$208	$181
before income taxes
Interest income	-	(1)	(1)	(1)	(3)	(1)	-
Interest expense	33	33	30	26	122	26	26
EBIT (1)(3)	227	220	231	294	972	233	207
EBIT margin (1)(3)	17.0%	16.6%	16.3%	19.0%	17.3%	17.1%	15.6%
Depreciation and amortization	44	46	46	46	182	44	45
EBITDA (2)(3)	$271	$266	$277	$340	$1,154	$277	$252
EBITDA margin (2)(3)	20.3%	20.1%	19.6%	22.0%	20.5%	20.3%	18.9%
Net sales	$1,338	$1,325	$1,413	$1,547	$5,623	$1,364	$1,330
Debt to EBITDA (3)(4)					2.1	2.1	2.2
Total debt (5)					$2,372	$2,456	$2,512

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.

(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.

(4)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters. The Company calculates debt to EBITDA for compliance with its debt covenants using EBITDA for the trailing four quarters, as contractually defined.

(5)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

The Clorox Company Updated: 2-4-14

U.S. Retail Pricing Actions from CY2009 - CY2014

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up® , Formula 409® , and Clorox® Disinfecting
Bathroom spray cleaners	+5%	March 2013
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012
Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.